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                                                                    EXHIBIT 23.7

May 1, 2001                                      Brobeck, Phleger & Harrison LLP
                                                       370 Interlocken Boulevard
                                                                       Suite 500
                                                     Broomfield, Colorado  80021
                                                           DIRECT   303.410.2000
                                                              FAX   303.410.2199
                                                                 www.brobeck.com


Caldera International, Inc.
240 West Center Street
Orem, Utah 84057

Ladies and Gentlemen:

We hereby consent to the incorporation by reference of our opinion, dated November 8, 2000, that was filed as exhibit 8.2 to the Registration Statement on Form S-4 of Caldera International (File No. 333-45936), in the Registration Statement of Caldera International on Form S-4 to be filed on or about May 2, 2001. We also consent to the references to our firm name, wherever appearing, or incorporated by reference, in the Registration Statement with respect to the discussion of the federal income tax consequences of the transaction, including any amendments to the Registration Statement.

Very truly yours,

/s/ Brobeck, Phleger & Harrison LLP


Brobeck, Phleger & Harrison LLP